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                                                     EXECUTION COPY
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                           CLARIFICATION OF INTENT AND
                                 AMENDMENT NO. 1
                                TO LOAN AGREEMENT


     THIS CLARIFICATION OF INTENT AND AMENDMENT NO. 1 TO LOAN AGREEMENT, dated as of March 7, 2001 (this "Amendment"), is entered into by and among CVTI RECEIVABLES CORP., as borrower ("Borrower"), COVENANT TRANSPORT, INC., as master servicer ("Master Servicer"), THREE PILLARS FUNDING CORPORATION, as lender and SUNTRUST EQUITABLE SECURITIES CORPORATION, as administrator ("Administrator"). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

     WHEREAS, the parties hereto have entered into that certain Loan Agreement, dated as of December 12, 2000 (the "Agreement");

     WHEREAS, the parties hereto wish to amend the Agreement to, among other things, clarify the right of Borrower to sell, assign or otherwise dispose of its assets and engage in any business as discussed below;

     NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

     SECTION 1. Amendments. The Agreement is, as of the Amendment Effective Date defined in Section 2 hereof, hereby amended as follows:

     (a) The definition of "Servicing Fee Rate" in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

         Servicing Fee Rate:  2.40%.

     (b) It is intended that Borrower have the ability to sell any portion or all of the Collateral at times the Borrower chooses, subject to the prior written consent of Administrator, therefore, Section 9.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a) Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of 5 days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect


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          thereof; provided however, that Borrower may sell, assign or otherwise dispose of all or any part of the Collateral on any day with the prior written consent of Administrator and the Rating Agencies (which consent may be withheld for any reason or no reason).

     (c) It is intended that the Borrower may engage in certain activities and own assets of any type, subject only to the prior written consent, in each case, of Administrator, therefore, Section 9.2(h) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (h) Business Restrictions. Without the prior written consent of Administrator and the Rating Agencies in each case (which consent may be withheld for any reason or no reason), Borrower shall not (i) engage in any business or transaction, or be a party to any document, agreement or instrument, other than the Transaction Documents or those incidental to the purposes thereof or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed $10,500; provided, however, that the foregoing will not restrict Borrower's ability to pay servicing compensation as provided herein and, so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing, and that Borrower's tangible net worth, after giving effect thereto, shall not be less than $2,000,000, Borrower's ability to pay amounts due on the Originator Note or other payments or distributions legally made to Borrower's equity owners.

     (d) Section 10.2(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

         (e) Dilution Ratio. The Dilution Ratio shall be equal to or exceed 2.25% on a rolling three month average basis.

     SECTION 2.. Amendment Effective Date. This Amendment shall be effective as of December 12, 2000 (the "Amendment Effective Date").

     SECTION 3. Reference to and Effect on the Agreement and the Related Documents. Upon the effectiveness of this Amendment, (i) each of the Borrower and the Master Servicer hereby reaffirms all representations and warranties made by it in Article VIII of the Agreement (as amended hereby) and agrees that all such representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, (ii) each of the Borrower and the Master Servicer hereby represents and warrants that no Significant Event or Unmatured Significant Event, shall have occurred and be continuing and (iii) each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

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     SECTION 4.  Effect.  Except as  otherwise  amended by this  Amendment,  the
Agreement shall continue in full force and effect and is hereby ratified and confirmed.

     SECTION 5. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

     SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.


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     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       CVTI RECEIVABLES CORP.,
                                       as Borrower


                                       By: /s/ Joey B. Hogan
                                       Name:  Joey B. Hogan
                                       Title: CFO/Treasurer


                                       COVENANT TRANSPORT, INC.,
                                       as Master Servicer


                                       By: /s/ Joey B. Hogan
                                       Name:  Joey B. Hogan
                                       Title: CFO/Treasurer


                                       THREE PILLARS FUNDING CORPORATION,
                                       as Lender


                                       By: /s/ Douglas K. Johnson
                                       Name:  Douglas K. Johnson
                                       Title: President


                                       SUNTRUST EQUITABLE SECURITIES
                                       CORPORATION, as Administrator


                                       By: /s/ Stephen A. McKenna
                                       Name:  Stephen A. McKenna
                                       Title: Managing Director/Senior Risk
                                              Officer